                                                                    EXHIBIT 99.7


                                   CD&L, INC.

                           IMPORTANT TAX INFORMATION

         This tax information is provided in connection with the CD&L, Inc. (the
"Company"), prospectus dated            , 2004 (the "Prospectus").

         Under the United States federal income tax laws, dividend payments and other distributions that may be made by the Company on shares of its Common Stock, par value $.001 per share, issued upon the exercise of non-transferable subscription rights (the "Rights") may be subject to backup withholding. Generally such payments will be subject to backup withholding unless the holder
(i) is exempt from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number ("TIN") and certifies that the number provided is correct and further certifies that such holder is not subject to backup withholding as a result of a failure to report all interest or dividend income. Each Rights holder that exercises Rights and wants to avoid backup withholding should provide the Subscription Agent, as the Company's agent in respect of exercised Rights (the "Requester"), with such holder's correct TIN (or with a certification that such holder is awaiting a TIN) and with a certification that such holder is not subject to backup withholding by completing Substitute Form W-9 below.

         Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements may be obtained from the Subscription Agent. Exempt holders, while not required to file Substitute Form W-9, should file Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional instructions.

         If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold an amount set by law (currently 28%) from any such dividend payments made to a Rights holder that exercises Rights. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of the person's tax liability, and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

         To prevent backup withholding on dividend payments, a Rights holder that exercises Rights is required to notify the Subscription Agent of such holder's correct TIN by completing Substitute Form W-9 below and certifying on Substitute Form W-9 that the TIN provided is correct (or that such Rights holder is awaiting a TIN). In addition, the holder is required to certify on Substitute Form W-9 that the holder is (i) exempt from backup withholding, or (ii) not subject to backup withholding due to prior underreporting of interest or dividend income, or (iii) the Internal Revenue Service (the "IRS") has notified the holder that the holder is no longer subject to backup withholding. Further, the holder must also certify that it is a U.S. person.

WHAT NUMBER TO GIVE THE SUBSCRIPTION AGENT

         A Rights holder that exercises Rights is required to give the Subscription Agent the TIN of the record owner of the shares of Common Stock issued upon the exercise of the Rights. If such record owner is an individual, the TIN is the taxpayer's social security number. For most other entities, the TIN is the employer identification number. If the shares of Common Stock issued upon the exercise of the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional guidelines on what number to report. If the Subscription Agent is not provided with the correct taxpayer identification number in connection with such payments, the holder may be subject to a penalty imposed by the IRS.

              GIVE FORM TO THE REQUESTOR. DO NOT SEND TO THE IRS.


----------------------------------------------------------------------------------------------------------------------
Name

----------------------------------------------------------------------------------------------------------------------
Business name, if different from above

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                                Individual/
Check appropriate box:     |_| Sole Proprietor      |_| Corporation     |_| Partnership     |_| Other ->
---------------------------------------------------------------------------------- -----------------------------------
Address (number, street, and apt. or suite no.)                                    Requestor's name and address
                                                                                   (optional)

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City, state, and ZIP code

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                                      PART I -- TAXPAYER IDENTIFICATION           SOCIAL SECURITY NUMBER
SUBSTITUTE                            NUMBER (TIN). Enter your TIN in the
                                      appropriate box. For most individuals,      |__|__|__-__|__-__|__|__|__|
                                      this is your social security number
FORM W-9                              (SSN). For most other entities, it is
                                      your employer identification number                     or
                                       (EIN).
                                                                                  EMPLOYER IDENTIFICATION NUMBER
DEPARTMENT OF TREASURY
INTERNAL REVENUE SERVICE                                                          |__|__|__-__|__-__|__|__|__|


                                      ---------------------------------------------------------------------------------

PAYOR'S REQUEST FOR TAXPAYER          PART II -- CERTIFICATION.  Under penalties of perjury, I certify that:
IDENTIFICATION NUMBER ("TIN") AND
CERTIFICATION                         1. The number shown on this form is my correct TIN (or |_| I have applied for a
                                      TIN), AND

                                      2. I am not subject to backup withholding because: (A) I am exempt from backup withholding, or (B) I have not been notified by the Internal Revenue
                                      Service (IRS) that I am subject to withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding, AND

                                      3. I am a U.S. person (including a U.S.resident alien).

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CERTIFICATION INSTRUCTIONS. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification , but you must provide your correct TIN. (See the instructions on page 4.)

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SIGN HERE
SIGNATURE OF ->                                                           DATE ->
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

         NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF AN AMOUNT SET BY LAW (CURRENTLY 28%) ON ANY PAYMENTS MADE TO YOU. PLEASE REVIEW ENCLOSED GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER

         I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the requester a portion of all reportable payments (28% under current law) made to me will be retained and may be remitted to the Internal Revenue Service as backup withholding until I provide a taxpayer identification number to the requester.


By:
     ------------------------------------------------

Print Name:
            -----------------------------------------

Date:
       ----------------------------------------------


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

               GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
                 NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9

WHAT NAME AND NUMBER TO GIVE THE REQUESTER

NAME. If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first, and then circle, the name of the person or entity whose number you enter in Part I of the form.

         SOLE PROPRIETOR. You must enter your individual name as shown on your Social Security card on the "Name" line. You may enter your business, trade or "doing business as (DBA)" name on the "Business name" line.

         LIMITED LIABILITY COMPANY (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner's name on the "Name" line. Enter the LLC's name on the "Business name" line.

         OTHER ENTITIES. Enter the business name as shown on required federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or "doing business as" name on the "Business name" line.

TAXPAYER IDENTIFICATION NUMBER ("TIN"). You must enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your TIN is your IRS individual taxpayer identification number ("ITIN"). Enter it in the Social Security number box. If you do not have an ITIN, see "How to Get a TIN" below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, the IRS prefers that you use your Social Security Number.

         GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers (SSNs) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e. 00-0000000.

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                 FOR THIS TYPE OF ACCOUNT:                                    GIVE NAME AND SSN OF:
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
1. Individual                                                The individual

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2. Two or more individuals (joint account)                   The actual owner of the account or, if combined funds,
                                                             the first individual on the account. (1)

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3. Custodian account of a minor (Uniform Gift to             The minor (2)
   Minors Act)

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4.     (a) The usual revocable savings trust                 The grantor-trustee (1)
           (grantor is also trustee)

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       (b) The so-called trust account that is not a         The actual owner (1)
           legal or valid trust under state law

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5. Sole proprietorship or single-owner LLC                   The owner (3)

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                 FOR THIS TYPE OF ACCOUNT:                                    GIVE NAME AND EIN OF:
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6. Sole proprietorship or single-owner LLC                   The owner (3)

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7. A valid trust, estate or pension trust                    The legal entity (4)

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

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                 FOR THIS TYPE OF ACCOUNT:                                    GIVE NAME AND SSN OF:
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
8.  Corporate or LLC electing corporate status on            The corporation
           Form 8832

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9.  Association, club, religious, charitable,                The organization
    educational or other tax-exempt organization

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10. Partnership or multi-member LLC                          The partnership

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11. A broker or registered nominee                           The broker or nominee

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12. Account with the Department of Agriculture in the        The public entity
    name of a public entity (such as a state or local
    government, school district or prison) that receives
    agricultural program payments

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

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

         NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

         HOW TO GET A TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-Form (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

         If you do not have a TIN, check the "TIN Applied For" box in Part II of the form and sign the Certificate of Taxpayer Awaiting Identification Number, sign and date the form, and give it to the Requester. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the Requester. Other payments are subject to backup withholding.

         NOTE: Checking the "TIN Applied For" box means that you have already applied for a TIN or that you intend to apply for one soon.

EXEMPTION FROM BACKUP WITHHOLDING

         PAYEES EXEMPT FROM BACKUP WITHHOLDING. Generally, individuals (including sole proprietors) are NOT exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

         For interest and dividends, the following payees are exempt from backup withholding:

         o     A corporation;

         o     A financial institution;

         o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account ("IRA"), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code;

         o     The United States or any of its agencies or instrumentalities;

         o A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;

         o A foreign government or any of its political subdivisions, agencies or instrumentalities;

         o An international organization or any of its agencies or instrumentalities;

         o     A real estate investment trust;

         o A common trust fund operated by a bank under section 584(a) of the Code;

         o An entity registered at all times during the tax year under the Investment Company Act of 1940;

         o     A foreign central bank of issue;

         o A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

         o A middleman known in the investment community as a nominee or custodian; and

         o A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

         PAYMENTS EXEMPT FROM BACKUP WITHHOLDING. Dividends and patronage dividends that generally are exempt from backup withholding include:

         o     Payments to nonresident aliens subject to withholding under section 1441 of the Code;

         o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner;

         o     Payments of patronage dividends not paid in money;

         o     Payments made by certain foreign organizations; and

         o     Payments made by an ESOP pursuant to section 404(k) of the Code.

Interest payments that are generally exempt from backup withholding include:

         o Payments of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business, and you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payer;

         o Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code);

         o Payments described in section 6049(b)(5) of the Code to nonresident aliens.

         o Payments on tax-free covenant bonds under section 1451 of the Code; and

         o     Payments made by certain foreign organizations.

         Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and their regulations.

         If you are exempt from backup withholding, you should still complete and file Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct TIN in Part I, circle statement 2(a) in Part II, and sign and date the form and return it to the Requester.

         If you are a nonresident alien or a foreign entity not subject to backup withholding, you must give the Requester a properly completed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, W-8ECI, Certificate of Foreign Person's Claim of Exemption from Withholding on Income Effectively Connected with Conduct of a Trade or Business in the United States, W-8EXP, Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding or W-8IMY, Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding. These forms can be obtained from the Requester.

PRIVACY ACT NOTICE

         Section 6109 of the Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you, mortgage interest paid to you, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to federal and state agencies to enforce federal non-tax criminal laws and to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% (under current law) of taxable interest, dividends and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

         For additional information, contact your tax consultant or the Internal Revenue Service.


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